Exhibit 99.1

Avnet Reports Second Quarter Fiscal 2021 Financial Results

$4.7 billion in sales, $0.19 EPS and $0.48 adjusted EPS exceeded guidance

Third consecutive quarter of operating margin improvement

PHOENIX – January 27, 2021 – Avnet, Inc. (Nasdaq: AVT) today announced results for its second quarter ended January 2, 2021.

Fiscal Second Quarter Key Financial Highlights:

●	Sales of $4.7 billion up from $4.5 billion in the prior year quarter, supported by record sales in Asia of $2.2 billion, up 16% year over year.
o	On constant currency basis, organic sales increased 4.8% after adjusting for 14 weeks of activity in the prior quarter.
●	GAAP diluted earnings per share of $0.19, compared with a GAAP diluted loss per share of $0.19 in the prior quarter, a 200% increase.
o	Non-GAAP adjusted diluted earnings per share of $0.48, compared with $0.36 in the prior quarter, a 33% increase.
●	Farnell operating margins increased sequentially 97 basis points to 4.5%.
●	GAAP operating income margin of 1.2%, compared with 0.4% the prior quarter, and an adjusted operating income margin of 1.7%, compared with 1.4% in the prior quarter.
●	Achieved net working capital of 75 days, generating $85 million of cash flow from operations.
●	Sales of Texas Instruments (TI) products were $50 million compared with $399 million in the prior year.
o	When excluding TI, organic sales grew 9.3% year over year on a constant currency basis.

CEO Commentary

“Improvements in our Farnell, EMEA and Americas businesses, complemented by a record revenue quarter in Asia, reflect our continued progress in driving operational efficiencies and enhancing key business lines through strategic investments. We’ve seen tangible results from this back to the basics strategy over the past two quarters with increased sales, improving returns on capital and a stronger balance sheet. As a result, we are better positioned today to manage our backlog and working capital to navigate uncertainties resulting from COVID-19,” said Avnet Chief Executive Officer Phil Gallagher. “I am incredibly proud of our team’s resilience amidst the challenges this past year. They’ve delivered significant value in providing uninterrupted service at a global scale and in working collaboratively with our customers and suppliers to manage forecasts, navigate current market dynamics and mitigate supply chain risk.”

Key Financial Metrics

($ in millions, except per share data)

Second Quarter Results (GAAP)
	Dec – 20	Dec – 19	Change Y/Y		Sep – 20	Change Q/Q
Sales	$4,668.2	$4,534.8	2.9%		$4,723.1	(1.2)%
Operating Income	57.2	46.5	23.1%		18.5	209.3%
Operating Income Margin	1.2%	1.0%	21	bps	0.4%	84	bps
Diluted Earnings (Loss) Per Share (EPS)	$0.19	$0.05	280.0%		$(0.19)	200.0%
Second Quarter Results (Non-GAAP)(1)
	Dec – 20	Dec – 19	Change Y/Y		Sep – 20	Change Q/Q
Sales	$4,668.2	$4,534.8	2.9%		$4,723.1	(1.2)%
Adjusted Operating Income	79.6	82.2	(3.2)%		65.1	22.3%
Adjusted Operating Income Margin	1.7%	1.8%	(11)	bps	1.4%	32	bps
Adjusted Diluted Earnings Per Share (EPS)	$0.48	$0.40	20.0%		$0.36	33.3%
Segment and Geographical Mix
	Dec – 20	Dec – 19	Change Y/Y		Sep – 20	Change Q/Q
Electronic Components (EC) Sales	$4,342.4	$4,203.6	3.3%		$4,382.2	(0.9)%
EC Operating Income Margin	2.4%	2.2%	17	bps	1.9%	46	bps
Farnell Sales	$325.8	$331.2	(1.6)%		$340.9	(4.4)%
Farnell Operating Income Margin	4.5%	6.0%	(155)	bps	3.5%	97	bps
Americas Sales	$1,101.5	$1,186.6	(7.2)%		$1,205.7	(8.7)%
EMEA Sales	1,346.3	1,425.8	(5.6)%		1,480.7	(9.1)%
Asia Sales	2,220.4	1,922.4	15.5%		2,036.7	9.0%
TI Sales
	Dec – 20	Dec – 19	Change Y/Y		Sep – 20	Change Q/Q
Sales of TI Products	$49.6	$399.2	(87.6)%		$241.0	(79.4)%

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the “Non-GAAP Financial Information” section of this press release.

CFO Commentary

“During the second quarter, we delivered sales of $4.7 billion and adjusted diluted earnings per share of $0.48, driven by strong execution and a streamlined cost structure that has allowed us to achieve increased revenue without adding significant operating expense. Our year over year top line growth and careful working capital management enabled us to achieve our goal of 75 net working capital days,” said Avnet CFO Tom Liguori. “Our $75 million operating expense reduction plan was fully implemented in the quarter, driving our ninth consecutive quarter of positive operating cash flows. We remain on track to achieve our $245 million operating expense reduction plan by the end of fiscal year 2022. We are delivering improved financial and competitive performance, building Avnet’s core distribution business while still strategically investing in Farnell, where we see tremendous opportunity to deliver profitable growth.”

Additional Second Quarter Fiscal 2021 Updates

●	Returned $21 million to shareholders with dividends paid during the quarter.
●	Achieved highest quarterly transportation revenue in 6 quarters in the Americas and Asia.
●	Farnell selected as the authorized global distributor for National Instruments (NI).

●	Avnet rejoined the Electronic Components Industry Association (ECIA) as a distributor member.
●	Named Infineon’s Best Performance GC Distribution Partner, Greater China PSS and Industrial Power Control Greater China.
●	Named Micron’s Top EBU Demand Creation and Leading Automotive Tier One.

Outlook for the Third Quarter of Fiscal 2021 Ending on April 3, 2021

	Guidance Range	Midpoint
Sales	$4.3B – $4.7B	$4.5B
Non-GAAP Diluted EPS(1)	$0.52 – $0.58	$0.55

(1)	A reconciliation of non-GAAP guidance to GAAP guidance is presented in the “Non-GAAP Financial Information” section of this press release.

The above guidance is based upon market conditions existing as of today, seasonally lower revenues in Asia, gross margin improvement due to the mix shift from Asia to Americas and EMEA, and ongoing cost reduction programs. It excludes amortization of intangibles, any potential restructuring, integration, and other expenses and certain income tax adjustments. The above sales guidance assumes approximately $50 million in lower sales of Texas Instruments products as compared to the second quarter of fiscal 2021. The above guidance assumes 100 million average diluted shares outstanding and average U.S. Dollar to Euro and GBP currency exchange rates are as shown below:

	Q3 Fiscal
	2021	Q2 Fiscal	Q3 Fiscal
	Guidance	2021	2020
Euro	$1.21	$1.19	$1.10
GBP	$1.36	$1.32	$1.28

Today’s Conference Call and Webcast Details

Avnet will host a quarterly webcast and teleconference today at 1:30 p.m. PDT and 4:30 p.m. EDT to discuss its financial results and provide a corporate update. The webcast can be accessed via Avnet’s Investor Relations web page at: https://ir.avnet.com/events-presentations.

Those who would still like to participate in the live call can dial 877-407-8112 or 201-689-8840. A replay of the conference call will be available for 90 days, through April 27, 2021 at 5:00 p.m. EDT, and can be accessed by dialing: 877-660-6853 or 201-612-7415 and using Conference ID: 13713922.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operations and business of the Company. You can find many of these statements by looking for words like “believes,” “plans,” “expects,” “anticipates,” “should,” “will,” “may,” “estimates” or similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. You should understand that the following important factors, in addition to those discussed elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2020 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, could affect the Company’s future results of operations, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements: the scope and duration of the COVID-19 pandemic and its impact on global economic systems, access to financial markets and the Company’s employees, operations, customers, and supply chain; competitive pressures among distributors of electronic components; an industry down-cycle in semiconductors; relationships with key suppliers and allocations of products by suppliers; risks relating to the Company’s international sales and operations, including risks relating to the ability to repatriate cash, foreign currency fluctuations, duties and taxes, and compliance with international and U.S. laws; risks relating to acquisitions, divestitures and investments; adverse effects on the Company’s supply chain, operations of its distribution centers, shipping costs, third-party service providers, customers and suppliers, including as a result of issues caused by natural and weather-related disasters, pandemics and health related crisis, social unrest or warehouse modernization and relocation efforts; risks related to cyber-attacks and the Company’s information systems, including related to current or future implementations; general economic and business conditions (domestic, foreign and global) affecting the Company’s operations and financial performance and, indirectly, the Company’s credit ratings, debt covenant compliance, and liquidity and access to financing; geopolitical events, including the uncertainty caused by the United Kingdom’s exit from, and agreement for a new partnership with, the European Union; and legislative or regulatory changes affecting the Company’s businesses.

Any forward-looking statement speaks only as of the date on which that statement is made. Except as required by law, the Company assumes no obligation to update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

About Avnet

Avnet is a global electronic components distributor with extensive design, product, marketing and supply chain expertise for customers and suppliers at every stage of the product lifecycle. For the past 100 years, Avnet has helped its customers and suppliers around the world realize the transformative possibilities of technology. Learn more about Avnet at www.avnet.com. (AVT_IR)

Investor Relations Contacts

Joe Burke, 480-643-7431

Joseph.Burke@avnet.com

Media Relations Contact

Jeanne Forbis, 480-643-7499

jeanne.forbis@avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Second Quarters Ended		Six Months Ended
	January 2,	December 28,	January 2,	December 28,
	2021	2019	2021	2019

	(Thousands, except per share data)
Sales	$4,668,172	$4,534,806	$9,391,232	$9,164,814
Cost of sales	4,156,919	4,009,193	8,363,899	8,095,362
Gross profit	511,253	525,613	1,027,333	1,069,452
Selling, general and administrative expenses	442,084	464,873	913,241	921,377
Restructuring, integration and other expenses	11,948	14,265	38,369	38,863
Operating income	57,221	46,475	75,723	109,212
Other (expense) income, net	(1,333)	(1,963)	(20,831)	2,969
Interest and other financing expenses, net	(21,485)	(33,904)	(43,787)	(67,535)
Income before taxes	34,403	10,608	11,105	44,646
Income tax expense (benefit)	15,240	6,940	10,831	(774)
Net income	$19,163	$3,668	$274	$45,420

Earnings per share:
Basic	$0.19	$0.04	$0.00	$0.45
Diluted	$0.19	$0.04	$0.00	$0.44

Shares used to compute earnings per share:
Basic	98,937	100,431	98,917	101,781
Diluted	99,932	101,302	99,897	102,839
Cash dividends paid per common share	$0.21	$0.21	$0.42	$0.42

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	January 2,	June 27,
	2021	2020

	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$376,333	$477,038
Receivables, net	3,105,317	2,928,386
Inventories	2,816,421	2,731,988
Prepaid and other current assets	156,375	191,394
Total current assets	6,454,446	6,328,806
Property, plant and equipment, net	403,270	404,607
Goodwill	834,795	773,734
Intangible assets, net	38,812	65,437
Operating lease assets	284,886	275,917
Other assets	248,104	256,696
Total assets	$8,264,313	$8,105,197

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$311,800	$51
Accounts payable	1,935,661	1,754,078
Accrued expenses and other	520,463	472,924
Short-term operating lease liabilities	58,400	53,313
Total current liabilities	2,826,324	2,280,366
Long-term debt	895,639	1,424,791
Long-term operating lease liabilities	259,599	253,719
Other liabilities	372,018	419,923
Total liabilities	4,353,580	4,378,799
Shareholders’ equity	3,910,733	3,726,398
Total liabilities and shareholders’ equity	$8,264,313	$8,105,197

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	January 2, 2021	December 28, 2019

	(Thousands)
Cash flows from operating activities:
Net income	$274	$45,420

Non-cash and other reconciling items:
Depreciation	44,002	49,822
Amortization	30,474	41,257
Amortization of operating lease assets	28,111	31,354
Deferred income taxes	(311)	(15,518)
Stock-based compensation	15,331	14,503
Asset impairment expense	15,166	—
Other, net	17,004	22,157
Changes in (net of effects from businesses acquired and divested):
Receivables	(94,831)	185,598
Inventories	51,185	94,182
Accounts payable	130,768	(52,711)
Accrued expenses and other, net	(29,779)	(71,858)
Net cash flows provided by operating activities	207,394	344,206

Cash flows from financing activities:
Borrowings (repayments) under accounts receivable securitization, net	11,800	(35,400)
Repayments under senior unsecured credit facility, net	(239,430)	(1,376)
Repayments under bank credit facilities and other debt, net	(1,480)	(1,301)
Repurchases of common stock	—	(198,630)
Dividends paid on common stock	(41,512)	(42,426)
Other, net	(2,301)	(4,887)
Net cash flows used for financing activities	(272,923)	(284,020)

Cash flows from investing activities:
Purchases of property, plant and equipment	(30,022)	(44,252)
Acquisitions of assets	(18,371)	(51,509)
Other, net	725	(13,098)
Net cash flows used for investing activities	(47,668)	(108,859)
Effect of currency exchange rate changes on cash and cash equivalents	12,492	(8,622)
Cash and cash equivalents:
— decrease	(100,705)	(57,295)
— at beginning of period	477,038	546,105
— at end of period	$376,333	$488,810

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses certain non-GAAP financial information including (i) adjusted operating income, (ii) adjusted operating expenses, (iii) adjusted other income (expense), (iv) adjusted income tax expense, (v) adjusted income from continuing operations, (vi) adjusted diluted earnings per share from continuing operations, and (vii) sales adjusted for the impact of significant acquisitions and other items (as defined in the Organic Sales section of this document).

There are also references to the impact of foreign currency in the discussion of the Company’s results of operations. When the U.S. Dollar strengthens and the stronger exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is a decrease in U.S. Dollars of reported results. Conversely, when the U.S. Dollar weakens and the weaker exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is an increase in U.S. Dollars of reported results. In the discussion of the Company’s results of operations, results excluding this impact are referred to as “constant currency.” Management believes organic sales and sales in constant currency are useful measures for evaluating current period performance as compared with prior periods and for understanding underlying trends. In order to determine the translation impact of changes in foreign currency exchange rates on sales, income or expense items for subsidiaries reporting in currencies other than the U.S. Dollar, the Company adjusts the average exchange rates used in current periods to be consistent with the average exchange rates in effect during the comparative period.

Management believes that operating income and operating expenses adjusted for restructuring, integration and other expenses, goodwill and intangible asset impairment expenses and amortization of acquired intangible assets and other, are useful measures to help investors better assess and understand the Company’s operating performance. This is especially the case when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income and operating expenses without the impact of these items as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in most cases, for measuring performance for compensation purposes. Management measures operating income for its reportable segments excluding restructuring, integration and other expenses, goodwill and intangible asset impairment expenses and amortization of acquired intangible assets and other.

Additional non-GAAP metrics management uses is adjusted operating income margin, which is defined as adjusted operating income (as defined above) divided by sales.

Management also believes income tax expense (benefit), net income and diluted earnings (loss) per share adjusted for the impact of the items described above and certain items impacting other income (expense) and income tax expense (benefit) are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provide a more meaningful basis for forecasting future performance. Adjustment to income tax expense (benefit) and the effective income tax rate include the effect of changes in tax laws including recent tax law changes in the U.S., certain changes in valuation allowances and unrecognized tax benefits, income tax audit settlements and adjustments to the adjusted interim effective tax rate based upon the expected annual adjusted effective tax rate. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes income from continuing operations and diluted earnings (loss) per share from continuing operations excluding the impact of these items provides an important measure of the Company’s net profitability for the investing public.

Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP. All amounts below relate to Avnet’s continuing operations.

	Fiscal	Quarters Ended
	Year to Date	January 2,	October 3,
	2021*	2021	2020

	($ in thousands, except per share amounts)

GAAP selling, general and administrative expenses	$913,241	$442,084	$471,158
Amortization of intangible assets and other	(30,592)	(10,417)	(20,175)
Adjusted operating expenses	882,649	431,667	450,983

GAAP operating income	$75,723	$57,221	$18,502
Restructuring, integration and other expenses	38,369	11,948	26,420
Amortization of intangible assets and other	30,592	10,417	20,175
Adjusted operating income	144,683	79,586	65,097

GAAP income (loss) before income taxes	$11,105	$34,403	$(23,297)
Restructuring, integration and other expenses	38,369	11,948	26,420
Amortization of intangible assets and other	30,592	10,417	20,175
Other expenses - equity investment impairments	15,274	51	15,223
Adjusted income before income taxes	95,340	56,819	38,521

GAAP income tax expense (benefit)	$10,831	$15,240	$(4,408)
Restructuring, integration and other expenses	7,178	2,577	4,601
Amortization of intangible assets and other	7,066	2,037	5,029
Other expenses - equity investment impairments	52	26	26
Income tax expense items, net	(13,498)	(10,788)	(2,710)
Adjusted income tax expense	11,629	9,092	2,538

GAAP net income (loss)	$274	$19,163	$(18,889)
Restructuring, integration and other expenses (net of tax)	31,191	9,371	21,819
Amortization of intangible assets and other (net of tax)	23,526	8,380	15,146
Other expenses - equity investment impairments (net of tax)	15,222	25	15,197
Income tax expense items, net	13,498	10,788	2,710
Adjusted net income	83,711	47,727	35,983

GAAP diluted earnings (loss) per share	$ $ 0.00	$0.19	$(0.19)
Restructuring, integration and other expenses (net of tax)	0.31	0.09	0.22
Amortization of intangible assets and other (net of tax)	0.24	0.09	0.15
Other expenses - equity investment impairments (net of tax)	0.15	-	0.15
Income tax expense items, net	0.14	0.11	0.03
Adjusted diluted EPS	0.84	0.48	0.36

* May not foot/cross foot due to rounding and differences in average diluted shares between quarterly periods compared to the fiscal year to date.

		Quarters Ended
	Fiscal Year	June 27,	March 28,	December 29,	September 29,
	2020*	2020*	2020*	2019*	2019*

	($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses	$1,842,122	$451,099	$469,646	$464,873	$456,503
Amortization of intangible assets and other	(81,555)	(18,952)	(21,071)	(21,454)	(20,078)
Adjusted operating expenses	1,760,567	432,147	448,576	443,419	436,426

GAAP operating (loss) income	$(4,628)	$1,920	$(115,760)	$46,475	$62,738
Restructuring, integration and other expenses	81,870	23,796	19,211	14,265	24,598
Goodwill and intangible asset impairment expenses (benefits)	144,092	(1,744)	145,836	-	-
Amortization of intangible assets and other	81,555	18,952	21,071	21,454	20,078
Adjusted operating income	302,889	42,924	70,358	82,194	107,414

GAAP (loss) income before income taxes	$(128,107)	$(16,144)	$(158,086)	$12,086	$34,038
Restructuring, integration and other expenses	81,870	23,796	19,211	14,265	24,598
Goodwill and intangible asset impairment expenses (benefits)	144,092	(1,744)	145,836	-	-
Amortization of intangible assets and other	81,555	18,952	21,071	21,454	20,078
Other expenses and early debt redemption	21,582	2,054	15,526	4,002	-
Adjusted income before income taxes	200,992	26,914	43,558	51,807	78,713

GAAP income tax expense (benefit)	$(98,574)	$(68,304)	$(29,425)	$6,870	$(7,714)
Restructuring, integration and other expenses	18,648	4,659	4,372	3,377	6,240
Goodwill and intangible asset impairment expenses	6,433	207	6,226	-	-
Amortization of intangible assets and other	16,119	3,613	4,307	3,964	4,235
Other expenses and early debt redemption	6,238	506	4,992	740	-
Income tax benefit (expense) items, net	47,655	22,996	15,119	(4,071)	13,611
Adjusted income tax (benefit) expense	(3,481)	(36,323)	5,591	10,880	16,372

GAAP net (loss) income	$(29,533)	$52,160	$(128,661)	$5,216	$41,752
Restructuring, integration and other expenses (net of tax)	63,222	19,137	14,839	10,888	18,358
Goodwill and intangible asset impairment expenses (benefits) (net of tax)	137,659	(1,951)	139,610	-	-
Amortization of intangible assets and other (net of tax)	65,436	15,339	16,764	17,490	15,843
Other expenses and early debt redemption (net of tax)	15,344	1,548	10,534	3,262	-
Income tax (benefit) expense items, net	(47,655)	(22,996)	(15,119)	4,071	(13,611)
Adjusted net income	204,473	63,237	37,967	40,927	62,341

GAAP diluted (loss) earnings per share	$(0.29)	$0.53	$(1.29)	$0.05	$0.40
Restructuring, integration and other expenses (net of tax)	0.63	0.19	0.15	0.11	0.18
Goodwill and intangible asset impairment expenses (benefits) (net of tax)	1.37	(0.02)	1.39	-	-
Amortization of intangible assets and other (net of tax)	0.65	0.15	0.17	0.17	0.15
Other expenses and early debt redemption (net of tax)	0.15	0.02	0.11	0.03	-
Income tax (benefit) expense items, net	(0.47)	(0.23)	(0.15)	0.04	(0.13)
Adjusted diluted EPS	2.04	0.64	0.38	0.40	0.60

* May not foot/cross foot due to rounding and differences in average diluted shares between quarterly periods compared to the fiscal year to date.

Sales of TI Products

In December, the termination of the Company’s electronic components distribution agreement with Texas Instruments (“TI”) was completed. Sales of TI products by quarter are outlined in the following table:

	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
	January 2,	October 3,	June 27,	March 28,	December 28,
	2021	2020	2020	2020	2019

	(in millions)
Sales of TI Products	$49.6	$241.0	$322.5	$400.6	$399.2

Organic Sales

Organic sales is defined as sales adjusted for the impact of significant acquisitions, divestitures and other items by adjusting Avnet’s prior and current periods (if necessary) to include the sales of acquired businesses and exclude the sales of divested businesses as if the acquisitions and divestitures had occurred at the beginning of the earliest period presented. Additionally, fiscal 2021 sales are adjusted for the estimated impact of the extra week of sales in the first quarter of fiscal 2021 due to the 14-week fiscal first quarter and the 53-week fiscal year. Organic sales in constant currency is defined as organic sales (as defined above) excluding the impact of changes in foreign currency exchange rates.

As a result of declining sales due to the termination of the TI distribution agreement discussed further above, organic sales growth rates have also been adjusted to exclude sales of TI products.

The following table presents the reconciliation of reported sales to organic sales for the second quarter and first six months of fiscal 2021.

	Quarter Ended			Six Months Ended
	Sales		Organic					Organic
	As Reported		Sales	Sales		Organic		Sales
	and Organic	TI Sales	Adj for TI	As Reported	Estimated	Sales	TI Sales	Adj for TI
	Q2-Fiscal	Q2-Fiscal	Q2-Fiscal	Q2-Fiscal	Extra	Q2-Fiscal	Q2-Fiscal	Q2-Fiscal
	2021	2021(1)	2021(1)	2021	Week(2)	2021	2021(1)	2021(1)

	(in millions)
Avnet	$4,668.2	$49.6	$4,618.6	$9,391.2	$306.0	$9,085.2	$290.6	$8,794.6
Avnet by region
Americas	$1,101.5	$14.0	$1,087.5	$2,307.1	$77.0	$2,230.1	$82.5	$2,147.6
EMEA	1,346.3	20.8	1,325.5	2,827.0	97.0	2,730.0	123.7	2,606.3
Asia	2,220.4	14.8	2,205.6	4,257.1	132.0	4,125.1	84.4	4,040.7
Avnet by segment
EC	$4,342.4	$49.6	$4,292.8	$8,724.5	$284.0	$8,440.5	$290.6	$8,149.9
Farnell	325.8	—	325.8	666.7	22.0	644.7	—	644.7

(1)	Sales adjusted for the impact of the termination of the TI distribution contract.
(2)	The impact of the additional week of sales in the first quarter of fiscal 2021 is estimated.

The following table presents reported and organic sales growth rates for the second quarter and first six months of fiscal 2021 compared to fiscal 2020.

	Quarter Ended			Six Months Ended

		Sales	Organic					Organic
		As Reported	Sales		Sales		Organic	Sales
	Sales	and Organic	Adj for TI		As Reported		Sales	Adj for TI
	As Reported	Year-Year %	Year-Year %	Sales	Year-Year %	Organic	Year-Year %	Year-Year %
	and Organic	Change in	Change in	As Reported	Change in	Sales	Change in	Change in
	Year-Year	Constant	Constant	Year-Year	Constant	Year-Year	Constant	Constant
	% Change	Currency	Currency(1)	% Change	Currency	% Change	Currency	Currency(1)
Avnet	2.9%	0.7%	9.3%	2.5%	0.7%	(0.9)%	(2.7)%	3.7%
Avnet by region
Americas	(7.2)%	(7.2)%	(0.5)%	(4.0)%	(4.0)%	(7.2)%	(7.2)%	(2.7)%
EMEA	(5.6)	(11.4)	(4.5)	(2.4)	(7.4)	(5.8)	(10.8)	(6.2)
Asia	15.5	14.6	25.7	10.1	9.6	6.7	6.2	15.1
Avnet by segment
EC	3.3%	1.1%	10.5%	2.7%	0.9%	(0.7)%	(2.4)%	4.5%
Farnell	(1.6)	(4.5)	(4.5)	(0.1)	(2.5)	(3.3)	(5.8)	(5.8)

(1)	Sales growth rates excluding the impact of the termination of the TI distribution agreement.

Historical Segment Financial Information

		Fiscal 2021
	Fiscal	Second Quarter	First Quarter
	Year to Date	January 2,	October 3,
	2021*	2021	2020

	(in millions)
Sales:
Electronic Components	$8,724.5	$4,342.4	$4,382.2
Farnell	666.7	325.8	340.9
Avnet sales	$9,391.2	$4,668.2	$4,723.1

Operating income:
Electronic Components	$188.4	$103.9	$84.4
Farnell	26.6	14.6	12.0
	215.0	118.5	96.4
Corporate expenses	(70.3)	(39.0)	(31.3)
Restructuring, integration and other expenses	(38.4)	(11.9)	(26.4)
Amortization of acquired intangible assets and other	(30.6)	(10.4)	(20.2)
Avnet operating income	$75.7	$57.2	$18.5

Sales by geographic area:
Americas	$2,307.1	$1,101.5	$1,205.7
EMEA	2,827.0	1,346.3	1,480.7
Asia	4,257.1	2,220.4	2,036.7
Avnet sales	$9,391.2	$4,668.2	$4,723.1

* May not foot/cross foot due to rounding

		Fiscal Year 2020
		Quarters Ended
		Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	Fiscal Year	June 27,	March 28,	December 28,	September 28,
	2020*	2020*	2020*	2019	2019

	(in millions)
Sales:
Electronic Components	$16,340.1	$3,867.6	$3,974.7	$4,203.6	$4,294.2
Farnell	1,294.2	292.1	335.1	331.2	335.8
Avnet	$17,634.3	$4,159.7	$4,309.8	$4,534.8	$4,630.0

Operating income (loss):
Electronic Components	$349.1	$58.9	$84.8	$93.1	$112.3
Farnell	75.5	10.4	23.4	20.0	21.8
	424.6	69.3	108.2	113.1	134.1
Corporate expenses	(121.6)	(26.3)	(37.8)	(30.9)	(26.7)
Restructuring, integration and other expenses	(81.9)	(23.8)	(19.2)	(14.3)	(24.6)
Goodwill and intangible asset impairment expenses	(144.1)	1.7	(145.8)	-	-
Amortization of acquired intangible assets and other	(81.6)	(19.0)	(21.1)	(21.4)	(20.1)
Avnet operating (loss) income	$(4.6)	$1.9	$(115.8)	$46.5	$62.7

Sales by geographic area:
Americas	$4,755.3	$1,149.3	$1,203.6	$1,186.6	$1,215.8
EMEA	5,753.4	1,344.2	1,512.5	1,425.8	1,470.9
Asia	7,125.6	1,666.2	1,593.7	1,922.4	1,943.3
Avnet	$17,634.3	$4,159.7	$4,309.8	$4,534.8	$4,630.0

* May not foot/cross foot due to rounding

Guidance Reconciliation

The following table presents the reconciliation of non-GAAP adjusted diluted earnings per share guidance to the expected GAAP diluted earnings per share guidance for the third quarter of fiscal 2021.

	Low End of	High End of
	Guidance Range	Guidance Range

Adjusted diluted earnings per share guidance	$0.52	$0.58
Restructuring, integration and other expense (net of tax)	(0.12)	(0.08)
Amortization of intangibles and other (net of tax)	(0.09)	(0.07)
Income tax expense adjustments	(0.05)	0.05
GAAP diluted earnings per share guidance	$0.26	$0.48